Exhibit 99.1

Protective Life Corporation

Post Office Box 2606

Birmingham, AL  35202

205-268-1000

FOR IMMEDIATE RELEASE

Protective Reports Results for the Third Quarter of 2010

BIRMINGHAM, Alabama (November 3, 2010) Protective Life Corporation (NYSE: PL) today reported results for the third quarter of 2010. Net income available to common shareowners for the third quarter of 2010 was $70.4 million compared to $27.6 million in the third quarter of 2009, an increase of 155%.  Net income available to common shareowners per average diluted share was $0.80 for the third quarter of 2010 compared to $0.32 in the prior year’s quarter.  Operating income, after tax, for the third quarter of 2010 was $62.8 million compared to $47.9 million in the third quarter of 2009, an increase of 31%.  Operating income per average diluted share for the third quarter of 2010 was $0.71 compared to $0.55 in the prior year’s quarter.

John D. Johns, Protective’s Chairman, President and Chief Executive Officer commented:

“Our results in the third quarter were very positive.  We are reporting solid operating and net earnings; strong sales of variable annuity, universal life and asset protection products; much reduced impairments in our investment portfolio; and higher net investment income.  In addition, we announced in the quarter two significant acquisitions that we expect to be highly accretive to earnings and returns on capital in 2011 and for many years to come.  We are well on our way to successfully executing our business plan for 2010.”

“As we look to the future, we are excited about our prospects for creating meaningful shareholder value by improving returns and growing earnings while reducing risk throughout our corporate enterprise.”

Business Segment Results

The table below sets forth business segment operating income before income tax for the periods shown:

Operating Income Before Income Tax

($ in thousands)

	3Q10	3Q09	Increase/ (Decrease)	% Change
Life Marketing	$30,868	$26,544	$4,324	16.3%
Acquisitions	27,866	33,061	(5,195)	-15.7%
Annuities	22,704	16,075	6,629	41.2%
Stable Value Products	8,339	14,339	(6,000)	-41.8%
Asset Protection	5,154	5,731	(577)	-10.1%
Corporate & Other	405	(22,826)	23,231	101.8%
	$95,336	$72,924	$22,412

The following table reconciles segment operating income to consolidated net income available to PL’s common shareowners:

($ in thousands)

	3Q10	3Q09
Operating income before income tax	$95,336	$72,924
Realized investment gains (losses)	13,386	(32,068)
Less:
Periodic settlements on derivatives	42	—
Related amortization of deferred policy acquisition costs and value of businesses acquired	1,606	(780)
Income tax expense	36,626	14,051
Net income available to PL’s common shareowners	$70,448	$27,585

Sales

The Company uses sales statistics to measure the relative progress of its marketing efforts. The Company derives these statistics from various sales tracking and administrative systems and not from its financial reporting systems or financial statements. These statistics measure only one of many factors that may affect future profitability of the business segments and therefore are not intended to be predictive of future profitability.

The table below sets forth business segment sales for the periods shown:

($ in millions)

	3Q10	3Q09	Increase/ (Decrease)	% Change
Life Marketing	$39.8	$41.9	$(2.1)	-5.0%
Annuities	677.2	452.6	224.6	49.6%
Stable Value Products	66.5	—	66.5	n/m
Asset Protection	97.3	86.2	11.1	12.9%

Review of Business Segment Results for Third Quarter

Life Marketing

Life Marketing segment pre-tax operating income was $30.9 million in the third quarter of 2010 compared to $26.5 million in the third quarter of 2009. The increase was primarily due to more favorable mortality partially offset by higher operating expenses. Favorable mortality of $3.3 million is included in the results of the third quarter of 2010 compared to $3.6 million of unfavorable mortality included in the results of the third quarter of 2009. The third quarter of 2010 also included $2.7 million of favorable prospective DAC unlocking.

Sales were $39.8 million in the third quarter of 2010, a decrease of 5.0% compared to $41.9 million in the third quarter of 2009.  Universal life insurance sales (including variable universal life) represented 79.2% of total sales in the current quarter and were $31.5 million, compared to $16.3 million in the third quarter of 2009. Term insurance sales in the current quarter were $8.3 million compared to $25.6 million in the prior year’s quarter.

Acquisitions

Acquisitions segment pre-tax operating income was $27.9 million in the third quarter of 2010 compared to $33.1 million in the third quarter of 2009. The decrease was primarily due to unfavorable DAC unlocking of $2.0 million in the current quarter compared to favorable DAC unlocking of $1.7 million in the prior year’s quarter.

Annuities

Annuities segment pre-tax operating income was $22.7 million in the third quarter of 2010 compared to $16.1 million in the third quarter of 2009. The current quarter included $2.5 million of negative fair value changes, which includes $1.5 million related to equity indexed annuities (“EIA”) and $1.0 million related to derivatives associated with the variable annuity guaranteed minimum withdrawal benefits (“GMWB”) rider.  The impact of these negative fair value changes during the third quarter was mitigated to a large degree by a program initiated in the third quarter of 2010 of transacting in equity and interest rate futures to mitigate the risk related to certain guaranteed minimum benefits, including GMWB. The third quarter of 2010 also included $5.1 million of favorable prospective DAC unlocking.

The segment experienced continued growth in the account balance for the single premium deferred annuity and variable annuity lines during the third quarter of 2010.  Annuity account values reached a record $11.9 billion as of September 30, 2010, an increase of 20.7% over the past twelve months.  Net cash flows for the segment remained positive during the quarter.

Sales in the third quarter of 2010 were $677.2 million compared to $452.6 million in the third quarter of 2009. The increase was primarily due to record variable annuity sales, partially offset by lower fixed annuity sales.  Variable annuity sales were a record $436.4 million in the third quarter of 2010, an increase of approximately 124.4%, compared to $194.4 million in the third quarter of 2009.  Fixed annuity sales were $240.9 million in the third quarter of 2010 compared to $258.1 million in the prior year’s third quarter.

Stable Value Products

Stable Value Products segment pre-tax operating income was $8.3 million in the third quarter of 2010 compared to $14.3 million in the third quarter of 2009.  The decrease was primarily a result of an expected decline in average account values and lower operating spreads.  The spread was 100 basis points for the three months ended September 30, 2010, a decrease of 42 basis points from the third quarter of 2009.

Deposit balances as of September 30, 2010 were $3.1 billion. Total sales were $66.5 million for the three months ended September 30, 2010.

Asset Protection

Asset Protection segment pre-tax operating income was $5.2 million in the third quarter of 2010 compared to $5.7 million in the third quarter of 2009. The decrease was primarily the result of a $0.6 million decrease in service contract earnings due to higher loss ratios in certain product lines and a $0.9 million decrease in credit insurance earnings due to lower volume and higher expenses.  Earnings from other products increased $1.0 million due to favorable loss experience in the guaranteed asset protection (“GAP”) product line.

Sales in the third quarter of 2010 were $97.3 million, an increase of $11.1 million, or 12.9%, compared to the third quarter of 2009. Service contract sales increased $6.5 million while credit insurance sales decreased $0.2 million compared to the prior year’s quarter. Sales of the GAP product increased $4.8 million, or 43.7%.

Corporate & Other

Corporate & Other segment pre-tax operating income was $0.4 million in the third quarter of 2010 compared to a $22.8 million loss for the third quarter of 2009.  This improvement was primarily due to a

$20.2 million increase in net investment income, which includes the favorable impact of the trading portfolio.  The third quarter of 2010 also included a $3.9 million pre-tax gain on the repurchase of non-recourse funding obligations.

Investments

•                  Total cash and investments were $31.7 billion as of September 30, 2010.  This includes $0.6 billion of cash and short-term investments.

•                  The net unrealized gain position on investments was a positive $663 million, after tax and DAC offsets, an improvement of $919.7 million compared to December 31, 2009.

•                  During the third quarter of 2010, the Company recorded $7.6 million of pre-tax other-than-temporary impairment losses recognized in earnings.

•                  Delinquent mortgage loans and foreclosed properties were $55.5 million as of September 30, 2010, representing 1.1% of the commercial mortgage loan portfolio. This amount includes $35.7 million of loans, representing 0.7% of the commercial mortgage loan portfolio, that were restructured pursuant to the terms of a pooling and servicing agreement.

•                  Net realized investment gains, after tax, of $7.6 million, or $0.09 per average diluted share, were recorded in the third quarter of 2010, compared to net realized investment losses, after tax, of $20.3 million, or $0.23 per average diluted share, in the third quarter of 2009.

Net Realized Investment/Derivative Activity

($ per average diluted share)

	3Q 2010	3Q 2009

Impairments	$(0.06)	$(0.23)
Modco net realized gain	0.08	0.05
Net realized gains/(losses)-excluding Modco	0.13	0.03
Derivative gains/(losses) - interest rate related	(0.03)	(0.06)
All other	(0.03)	(0.02)
Total	$0.09	$(0.23)

Operating income differs from the GAAP measure, net income, in that it excludes realized investment gains (losses) and related amortization.  The tables below reconcile operating income to net income available to PL’s common shareowners:

Consolidated Results

	3Q 2010	3Q 2009

($ in thousands; net of income tax)
After-tax Operating Income	$62,818	$47,922
Realized investment gains (losses) and related amortization
Investments	66,018	88,002
Derivatives	(58,388)	(108,339)
Net income available to PL’s common shareowners	$70,448	$27,585

	3Q 2010	3Q 2009
($ per average diluted share; net of income tax)
After-tax Operating Income	$0.71	$0.55
Realized investment gains (losses) and related amortization
Investments	0.76	1.01
Derivatives	(0.67)	(1.24)
Net income available to PL’s common shareowners	$0.80	$0.32

For information relating to non-GAAP measures (operating income, total Protective Life Corporation’s shareowners’ equity per share excluding other comprehensive income (loss), operating return on average equity, and net income available to PL’s common shareowners return on average equity) in this press release, please refer to the disclosure at the end of this press release and to the Company’s Supplemental Financial Information located on the Company’s website at www.protective.com.  All per share results used throughout this press release are presented on a diluted basis, unless otherwise noted.

	Rolling Twelve Months Ended
	September 30,
	2010	2009

Operating Income Return on Average Equity	11.1%	9.8%

Net income available to PL’s common shareowners’ Return on Average Equity	11.0%	4.9%

Operating income return on average equity and net income available to PL’s common shareowners return on average equity are measures used by management to evaluate the Company’s performance. Operating income return on average equity for the twelve months ended September 30, 2010 was calculated by dividing operating income for this period by the average ending balance of total Protective

Life Corporation’s shareowners’ equity (excluding accumulated other comprehensive income (loss)) for the five most recent quarters. Net income available to PL’s common shareowners return on average equity for the twelve months ended September 30, 2010, was calculated by dividing net income available to PL’s common shareowners for this period by the average ending balance of total Protective Life Corporation’s shareowners’ equity (excluding accumulated other comprehensive income (loss)) for the five most recent quarters.

Reconciliation of Total Protective Life Corporation’s Shareowners’ Equity, Excluding Accumulated Other Comprehensive Income (Loss)

($ in thousands)

	September 30,	December 31,
	2010	2009
Total Protective Life Corporation’s shareowners’ equity	$3,571,392	$2,478,821
Less: Accumulated other comprehensive income (loss)	601,964	(321,169)
Total Protective Life Corporation’s shareowners’ equity excluding accumulated other comprehensive income (loss)	$2,969,428	$2,799,990

Reconciliation of Total Protective Life Corporation’s Shareowners’ Equity per share, Excluding Accumulated Other Comprehensive Income (Loss) per share

($ per common share outstanding)

	September 30,	December 31,
	2010	2009
Total Protective Life Corporation’s shareowners’ equity	$41.69	$28.96
Less: Accumulated other comprehensive income (loss)	7.03	(3.76)
Total Protective Life Corporation’s shareowners’ equity excluding accumulated other comprehensive income (loss)	$34.66	$32.72

Conference Call

There will be a conference call for management to discuss the quarterly results with analysts and professional investors on November 4, 2010 at 9:00 a.m. Eastern. Analysts and professional investors may access this call by dialing 1-866-730-5768 (international callers 1-857-350-1592) and entering the conference passcode: 14039343. A recording of the call will be available from 12:00 p.m. Eastern November 4, 2010 until midnight November 17, 2010. The recording may be accessed by calling 1-888-286-8010 (international callers 1-617-801-6888) and entering the passcode: 18290526.

The public may access a live webcast of the call, along with a call presentation, on the Company’s website at www.protective.com.

Supplemental financial information and the conference call presentation are available on the Company’s website at www.protective.com in the Analyst/Investor section under Financial Information/Quarterly & Other Reports.

Investor Conference

There will be an Investor Conference for analysts and professional investors held in New York, New York on December 1, 2010 from 9:00 a.m. Eastern until 12:30 p.m. Eastern.  The public may access a live webcast of the conference, along with the conference presentations, on the Company’s website at www.protective.com.

Information Relating to Non-GAAP Measures

Throughout this press release, GAAP refers to accounting principles generally accepted in the United States of America. Consolidated and segment operating income (loss) are defined as income (loss) before income tax excluding net realized investment gains (losses) net of the related amortization of deferred policy acquisition costs (“DAC”), and value of businesses acquired (“VOBA”), and participating income from real estate ventures. Periodic settlements of derivatives associated with corporate debt and certain investments and annuity products are included in realized gains (losses) but are considered part of consolidated and segment operating income because the derivatives are used to mitigate risk in items affecting consolidated and segment operating income (loss). Management believes that consolidated and segment operating income (loss) provides relevant and useful information to investors, as it represents the basis on which the performance of the Company’s business is internally assessed. Although the items excluded from consolidated and segment operating income (loss) may be significant components in understanding and assessing the Company’s overall financial performance, management believes that consolidated and segment operating income (loss) enhances an investor’s understanding of the Company’s results of operations by highlighting the income (loss) attributable to the normal, recurring operations of the Company’s business. As prescribed by GAAP, certain investments are recorded at their fair values with the resulting unrealized gains (losses) affected by a related adjustment to DAC and VOBA, net of income tax, reported as a component of total Protective Life Corporation’s shareowners’ equity. The fair value of fixed maturities generally increase or decrease as interest rates change. The Company believes that an insurance company’s shareowners’ equity per share may be difficult to analyze without disclosing the effects of recording accumulated other comprehensive income (loss), including unrealized gains (losses) on investments.

Calculation of Operating Income Return on Average Equity

Rolling Twelve Months Ended September 30, 2010

(Dollars In Thousands)

(Unaudited)

	Three Months				Twelve Months
	12/31/2009	3/31/2010	6/30/2010	9/30/2010	9/30/2010
NUMERATOR:
Net income available to PLC’s common shareowners	$131,011	$69,779	$41,371	$70,448	$312,609
Less:
Realized investment gains (losses), net of income tax
Investments	(6,251)	23,420	33,089	67,062	117,320
Derivatives	2,692	(21,204)	(45,806)	(58,361)	(122,679)
Related amortization of DAC and VOBA, net of income tax	2,313	(140)	(212)	(1,044)	917
Add back:
Derivative gains related to Corp. debt and investments, net of income tax	—	27	27	27	81
Operating Income	$132,257	$67,730	$54,327	$62,818	$317,132

			Total
			Protective Life
			Corporation’s
	Total		Shareowners’
	Protective Life	Accumulated	Equity Excluding
	Corporation’s	Other	Accumulated Other
	Shareowners’	Comprehensive	Comprehensive
	Equity	Income (Loss)	Income (Loss)
DENOMINATOR:
September 30, 2009	$2,302,799	$(375,472)	$2,678,271
December 31, 2009	2,478,821	(321,169)	2,799,990
March 31, 2010	2,821,033	(55,716)	2,876,749
June 30, 2010	3,085,599	177,490	2,908,109
September 30, 2010	3,571,392	601,964	2,969,428
Total			$14,232,547

Average			$2,846,509

Operating Income Return on Average Equity			11.1%

Calculation of Operating Income Return on Average Equity

Rolling Twelve Months Ended September 30, 2009

(Dollars In Thousands)

(Unaudited)

	Three Months				Twelve Months
	12/31/2008	3/31/2009	6/30/2009	9/30/2009	9/30/2009
NUMERATOR:
Net income (loss) available to PLC’s common shareowners	$(15,913)	$22,135	$90,757	$27,585	$124,564
Less:
Realized investment gains (losses), net of income tax
Investments	(60,407)	(85,585)	82,439	87,495	23,942
Derivatives	(10,574)	47,675	(72,400)	(108,339)	(143,638)
Related amortization of DAC and VOBA, net of income tax	(632)	(51)	612	507	436
Add back:
Derivative gains related to Corp. debt and investments, net of income tax	1,020	1,455	756	—	3,231
Operating Income	$56,720	$61,551	$80,862	$47,922	$247,055

			Total
			Protective Life
			Corporation’s
	Total		Shareowners’
	Protective Life	Accumulated	Equity Excluding
	Corporation’s	Other	Accumulated Other
	Shareowners’	Comprehensive	Comprehensive
	Equity	Income (Loss)	Income (Loss)
DENOMINATOR:
September 30, 2008	$1,524,655	$(928,205)	$2,452,860
December 31, 2008	761,095	(1,667,056)	2,428,151
March 31, 2009	783,178	(1,660,204)	2,443,382
June 30, 2009	1,628,375	(1,031,719)	2,660,094
September 30, 2009	2,302,799	(375,472)	2,678,271
Total			$12,662,758

Average			$2,532,552

Operating Income Return on Average Equity			9.8%

Calculation of Net Income Available to PLC’s common shareowners Return on Average Equity

Rolling Twelve Months Ended September 30, 2010

(Dollars In Thousands)

(Unaudited)

	Three Months				Twelve Months
	12/31/2009	3/31/2010	6/30/2010	9/30/2010	9/30/2010
NUMERATOR:
Net income available to PLC’s common shareowners	$131,011	$69,779	$41,371	$70,448	$312,609

			Total
			Protective Life
			Corporation’s
	Total		Shareowners’
	Protective Life	Accumulated	Equity Excluding
	Corporation’s	Other	Accumulated Other
	Shareowners’	Comprehensive	Comprehensive
	Equity	Income (Loss)	Income (Loss)
DENOMINATOR:
September 30, 2009	$2,302,799	$(375,472)	$2,678,271
December 31, 2009	2,478,821	(321,169)	2,799,990
March 31, 2010	2,821,033	(55,716)	2,876,749
June 30, 2010	3,085,599	177,490	2,908,109
September 30, 2010	3,571,392	601,964	2,969,428
Total			$14,232,547

Average			$2,846,509

Net income available to PLC’s common shareowners Return on Average Equity			11.0%

Calculation of Net Income (Loss) available to PLC’s common shareowners Return on Average Equity

Rolling Twelve Months Ended September 30, 2009

(Dollars In Thousands)

(Unaudited)

	Three Months				Twelve Months
	12/31/2008	3/31/2009	6/30/2009	9/30/2009	9/30/2009
NUMERATOR:
Net income (loss) available to PLC’s common shareowners	$(15,913)	$22,135	$90,757	$27,585	$124,564

			Total
			Protective Life
			Corporation’s
	Total		Shareowners’
	Protective Life	Accumulated	Equity Excluding
	Corporation’s	Other	Accumulated Other
	Shareowners’	Comprehensive	Comprehensive
	Equity	Income (Loss)	Income (Loss)
DENOMINATOR:
September 30, 2008	$1,524,655	$(928,205)	$2,452,860
December 31, 2008	761,095	(1,667,056)	2,428,151
March 31, 2009	783,178	(1,660,204)	2,443,382
June 30, 2009	1,628,375	(1,031,719)	2,660,094
September 30, 2009	2,302,799	(375,472)	2,678,271
Total			$12,662,758

Average			$2,532,552

Net income (loss) available to PLC’s common shareowners Return on Average Equity			4.9%

Forward-Looking Statements

This release includes “forward-looking statements” which express expectations of future events and/or results. All statements based on future expectations rather than on historical facts are forward-looking statements that involve a number of risks and uncertainties, and the Company cannot give assurance that such statements will prove to be correct. The factors which could affect the Company’s future results include, but are not limited to, general economic conditions and the following known risks and uncertainties: the Company is exposed to the risks of natural and man-made catastrophes, pandemics, malicious and terrorist acts that could adversely affect the Company’s operations; the Company operates in a mature, highly competitive industry, which could limit its ability to gain or maintain its position in the industry and negatively affect profitability; a ratings downgrade or other negative action by a ratings organization could adversely affect the Company; the Company’s policy claims fluctuate from period to period resulting in earnings volatility; the Company’s results may be negatively affected should actual experience differ from management’s assumptions and estimates which by their nature are imprecise and subject to changes and revision over time; the Company’s valuation of its investments could be adversely impacted by results that differ from its expectations or assumptions; the use of reinsurance, and any change in the magnitude of reinsurance, introduces variability in the Company’s statements of income; the Company could be forced to sell investments at a loss to cover policyholder withdrawals; interest rate fluctuations could negatively affect the Company’s spread income or otherwise impact its business, including, but not limited to, the volume of sales, the profitability of products, investment performance, and asset liability management; equity market and interest rate volatility could negatively impact the Company’s business, particularly with respect to the Company’s variable products, including an increase in the rate of amortization of DAC and estimated cost of providing minimum death benefit and minimum withdrawal benefit guarantees relating to the variable products; insurance companies are highly regulated and subject to numerous legal restrictions and regulations, including, but not limited to, restrictions relating to premium rates, reserve requirements, marketing practices, advertising, privacy, policy forms, reinsurance reserve requirements, acquisitions, and capital adequacy, and the Company cannot predict whether or when regulatory actions may be taken that could adversely affect the Company or its operations; changes to tax law or interpretations of existing tax law could adversely affect the Company, including, but not limited to, the demand for and profitability of its insurance products and the Company’s ability to compete with non-insurance products; the Company may be required to establish a valuation allowance against its deferred tax assets, which could materially adversely affect the Company’s results of operations, financial condition and capital position; financial services companies are frequently the targets of litigation, including, but not limited to, class action litigation, which could result in substantial judgments, and the Company, like other financial services companies, in the ordinary course of business is involved in litigation and arbitration; publicly held companies in general and the financial services industry in particular are sometimes the target of law enforcement investigations and the focus of increased regulatory scrutiny; the Company’s ability to maintain competitive unit costs is dependent upon the level of new sales and persistency of existing business, and a change in persistency may result in higher claims and/or higher or more rapid amortization of deferred policy acquisition costs and thus higher unit costs and lower reported earnings; the Company’s investments, including, but not limited to, the Company’s invested assets, derivative financial instruments and commercial mortgage loan portfolio, are subject to market, credit, and regulatory risks, and these risks could be heightened during periods of extreme volatility or disruption in financial and credit markets; the Company may not realize its anticipated financial results from its acquisitions strategy, which is dependent on factors such as the availability of suitable acquisitions, the availability of capital to fund acquisitions and the realization of assumptions relating to the acquisition; the Company is dependent on the performance of others, including, but not limited to, distributors, third-party administrators, fund managers, reinsurers and other service providers, and, as with all financial services companies, its ability to conduct business is dependent upon consumer confidence in the industry and its products; the Company’s reinsurers could fail to meet assumed obligations, increase rates, or be subject to adverse developments that could affect the Company, and the Company’s ability to compete is dependent on the availability of reinsurance, which has become more costly and less available in recent years, or other substitute capital market solutions; the success of the Company’s captive reinsurance program and related marketing efforts is dependent on a number of factors outside the control of the Company, including, but not limited to, continued access to capital markets, a favorable regulatory environment, and the overall tax position of the Company; computer viruses or network security breaches could affect the data processing systems of the Company or its business partners, and could damage the Company’s business and adversely affect its financial condition and results of operations; the Company’s ability to grow depends in large part upon the continued availability of capital; new GAAP and statutory accounting rules or changes to existing GAAP and statutory accounting rules could negatively impact the Company; the Company’s risk management policies and procedures may leave it exposed to unidentified or unanticipated risk, which could negatively affect its business or result in losses; capital and credit market volatility or disruption could adversely impact the Company’s financial condition or results from operations in several ways, including but not limited to the following: causing market price and cash flow variability in the Company’s fixed income portfolio, defaults on principal or interest payments by issuers of the Company’s fixed income investments, other than temporary impairments of the Company’s fixed income investments; adversely impacting the Company’s ability to efficiently access the capital markets to finance its reserve, capital and liquidity needs; deterioration of general economic conditions could result in a severe and extended economic recession, which could materially adversely affect the Company’s business and results of operations; there can be no assurance that the actions of the U.S. Government or other governmental and regulatory bodies for the purpose of stabilizing the financial markets will achieve their intended effect; the Company may not be able to protect its intellectual property and may be subject to infringement claims; the Company could be adversely affected by an inability to access its credit facility; the amount of statutory capital the Company has and must hold to maintain its financial strength and credit ratings and meet other requirements can vary significantly and is sensitive to a number of factors; the Company operates as a holding company and depends on the ability of its subsidiaries to transfer funds to it to meet its obligations and to pay dividends; and the Company’s strategies for mitigating risks arising from its day-to-day operations may prove ineffective. Please refer to Part I, Item 1A, Risk Factors and Cautionary Factors that may Affect Future Results of the Company’s most recent Form 10-K and Part II, Item 1A, Risk Factors, of the Company’s subsequent quarterly reports on Form 10-Q for more information about these factors.

Contacts:
Rich Bielen	Eva Robertson
Vice Chairman and Chief Financial Officer	Vice President, Investor Relations
(205) 268-3617	(205) 268-3912